EXHIBIT 1

                                  JOINT FILING AGREEMENT

    The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated:  March 9, 2000

                             ARTISAN INVESTMENT CORPORATION
                                for itself and as general partner of
                                ARTISAN PARTNERS LIMITED PARTNERSHIP

                             By: /s/ Andrew A. Ziegler
                             ---------------------
                                 Andrew A. Ziegler
                                 President

                             ANDREW A. ZIEGLER

                                 /s/ Andrew A. Ziegler
                             -------------------------

                             CARLENE MURPHY ZIEGLER

                                 /s/ Carlene Murphy Ziegler
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